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                                                                   Exhibit 10.10


                                    FORM OF

                            INDEMNIFICATION AGREEMENT

                        This Indemnification Agreement (the "Indemnification Agreement"), effective as of the ____ day of _______, 19__, is made and entered into by and between Coast Dental Services, Inc., a Delaware corporation (the "Company"), and __________________________, an individual (the "Indemnitee").

                        WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

                        WHEREAS, Indemnitee is a director and/or officer of the Company;

                        WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment;

                        WHEREAS, the Certificate of Incorporation of the Company requires the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by law, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance of such Certificate of Incorporation; and,

                        WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on the aforesaid Certificate of Incorporation, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Certificate of Incorporation will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Certificate of Incorporation or any changes in the composition of the Company's Board of Directors or acquisition transaction relating to the Company, the Company wishes to provide in this Indemnification Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Indemnification Agreement and, to the extent insurance is obtained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

                        NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained, Indemnitee continuing to serve the Company directly, or at its request, another enterprise and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                        1. CERTAIN DEFINITIONS. In addition to the words and terms elsewhere defined in this Indemnification Agreement, certain capitalized words and terms used in this Indemnification Agreement shall have the meanings given to them by the definitions and descriptions in this Section 1 unless the context or use indicates another or different meaning or intent, and such definitions shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Indemnification Agreement:

                        1.1 Change in Control. "Change in Control" shall mean
            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of
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            the exercise of a conversion privilege), (ii) any acquisition by the
            Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection
            (c) of this Section 2 are satisfied; or

                        (b) Individuals who, as of the date hereof, constitute
            the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                        (c) Approval by the shareholders of the Company of a
            reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions, as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                        (d) Approval by the shareholders of the Company of (i) a
            complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Voting Securities, as the case may be,
            (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 30% or more of the Outstanding Company Common Stock or Outstanding Voting Securities,

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            as the case may be) beneficially owns, directly or indirectly, 30%
            or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

                        For purposes of this Agreement, common stock shall mean
            ordinary shares of the Company as the case may be.

                        1.2 Claim. "Claim" shall mean any threatened, pending or
            completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

                        1.3 Expenses. "Expenses" shall mean attorneys' fees and
            all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

                        1.4 Indemnifiable Event. "Indemnifiable Event" shall
            mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any anything done or not done by Indemnitee in any such capacity.

                        1.5 Independent Legal Counsel. "Independent Legal
            Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise been retained by or performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Indemnification Agreement or of other indemnities under similar indemnity agreements).

                        1.6 Reviewing Party. "Reviewing Party" shall mean (i)
            the Board of Directors of the Company by a quorum consisting of directors who were not parties to such Claim or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by Independent Legal Counsel.

                        1.7 Voting Securities. "Voting Securities" shall mean
            any securities of the Company which vote generally in the election of directors.

                        2. BASIC INDEMNIFICATION ARRANGEMENT. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding the foregoing, (i) the obligations of the Company under this Section 2 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion in any case in which the Independent Legal Counsel is involved) that Indemnitee would not be permitted to be indemnified under applicable law and (ii) the obligation of the Company to make an Expense Advance pursuant to this Section 2 shall

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be subject to the condition that, if, when and to the extent that the Reviewing
Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that, Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not be a Change in Control, the Reviewing Party shall be selected by the Board of Directors and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in
Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Florida having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

                        3. CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company By-law now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                        4. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Indemnification Agreement or any other agreement or the Company's Certificate of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

                        5. PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of this Indemnification Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Indemnification Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

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                        6. BURDEN OF PROOF. In connection with any determination
by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                        7. NO PRESUMPTIONS. For purposes of this Indemnification Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

                        8. NONEXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Certificate of Incorporation or otherwise. To the extent that a change in the Delaware General Corporation Law and every statutory modification or re-enactment thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Certificate of Incorporation and this Indemnification Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Indemnification Agreement the greater benefits so afforded by such change.

                        9. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

                        10. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee or Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

                        11. AMENDMENTS, ETC. No supplement, modification or amendment of this Indemnification Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Indemnification Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                        12. SUBROGATION. In the event of payment under this Indemnification Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                        13. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Indemnification Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Company's Certificate of Incorporation or otherwise) of the amounts otherwise indemnifiable hereunder.

                        14. BINDING EFFECT, ETC. This Indemnification Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors; assigns, including any direct

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or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company; spouses; heirs; executors and personal and legal representatives. This Indemnification Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

                        15. SEVERABILITY. The provisions of this Indemnification Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

                        16. GOVERNING LAW. This Indemnification Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

                        IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement this ____ day of ____________, 19__.

                                       COAST DENTAL SERVICES, INC.

                                       By:_____________________________________

                                       Its:____________________________________

                                       And:____________________________________

                                       Its:  Secretary


                                       ________________________________________

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